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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (files nos. 33-2607, 33-16711 and 2-77708) of Microsemi Corporation of our report dated December 13, 1995, appearing on page 16 of this Form 10-K.




PRICE WATERHOUSE LLP
Costa Mesa, California
December 21, 1995